                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   --------------

         Date of Report (Date of earliest event reported): July 31, 1998

                         General Instrument Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                   001-12925                      36-4134221
(State of incorporation)     (Commission File Number)           (IRS Employer
                                                             Identification No.)



     101 Tournament Drive, Horsham, Pennsylvania                   19044
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (215) 323-1000

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Previously reported in Item 5 of Form 10-Q for the quarter ended June 30, 1998 (File No. 001-12925).



Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (a)     Financial Statements of Business Acquired.

                  Hits Access and Control Division Combined Financial Statements as of and for the years ended December 31,1997 and 1996 and as of and for the six months ended June 30, 1998 and 1997

          (b)     Pro Forma Financial Information.

                  Unaudited Pro Forma Consolidated Financial Statements of General Instrument Corporation to reflect the acquisition of certain assets of the Hits Access and Control Division

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors:
TCI Communications, Inc:

We have audited the accompanying combined balance sheets of the Hits Access and Control Division (as defined in Note 1 to the combined financial statements) as of December 31, 1997 and 1996, and the related combined statements of operations and parent's investment, and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hits Access and Control Division as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                   /s/ KPMG LLP
                                   --------------------
                                    KPMG LLP


Denver, Colorado
March 26, 1999

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                             COMBINED BALANCE SHEETS


                                                     JUNE 30,       DECEMBER 31,     DECEMBER 31,
                         ASSETS                        1998            1997             1996
                                                   ------------     ------------     ------------
                                                    (unaudited)
Trade and other receivables, net                   $    242,208           14,483              --

Property and equipment, at cost:
    Capitalized software costs                        9,571,474        8,001,983       4,339,050
    Support equipment                                 6,152,084        5,473,323       2,839,267
    Less accumulated depreciation
       and amortization                              (4,951,944)      (2,896,805)     (1,030,987)
                                                   ------------      -----------      ----------
                                                     10,771,614       10,578,501       6,147,330
                                                   ------------      -----------      ----------
Deferred income taxes (note 3)                          107,758          140,752              --
                                                   ------------      -----------      ----------
                                                   $ 11,121,580       10,733,736       6,147,330
                                                   ============      ===========      ==========

           LIABILITIES AND PARENT'S INVESTMENT

Accounts payable and accrued expenses              $     94,751          451,975         210,085
Deferred revenue                                        416,669          916,667              --
Deferred income taxes (note 3)                               --               --         245,823
                                                   ------------      -----------      ----------
             Total liabilities                          511,420        1,368,642         455,908
Parent's investment (note 4)                         10,610,160        9,365,094       5,691,422
                                                   ------------      -----------      ----------
Commitments and contingency (notes 4 and 5)

                                                   $ 11,121,580       10,733,736       6,147,330
                                                   ============      ===========      ==========


See accompanying notes to combined financial statements.

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

           COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT


                                                              SIX MONTHS                              YEARS ENDED
                                                             ENDED JUNE 30,                           DECEMBER 31,
                                                    ----------------------------       ------------------------------------------
                                                         1998             1997            1997            1996            1995
                                                     ------------      ----------      ----------      ----------      ----------
                                                             (unaudited)
Revenue:
    Related party (note 4)                           $  1,165,515         815,745       1,674,912       1,877,648       1,877,052
    Other                                                 781,689           4,641         426,334              --              --
                                                     ------------      ----------      ----------      ----------      ----------
                                                        1,947,204         820,386       2,101,246       1,877,648       1,877,052
Operating costs and expenses:
    Operating (note 4)                                  4,442,422       1,837,691       4,706,860       1,855,265       1,126,436
    Selling, general and administrative (note 4)        1,990,105       1,717,260       4,398,401       3,279,423       2,597,158
    Depreciation                                          590,684         418,699         837,399         482,637         377,260
    Amortization                                        1,464,455         514,210       1,028,419              --              --
                                                     ------------      ----------      ----------      ----------      ----------
          Operating loss                               (6,540,462)     (3,667,474)     (8,869,833)     (3,739,677)     (2,223,802)

Other expenses                                                 --              --              --          (2,966)        (10,196)
                                                     ------------      ----------      ----------      ----------      ----------
          Loss before income taxes                     (6,540,462)     (3,667,474)     (8,869,833)     (3,742,643)     (2,233,998)

Income tax benefit (note 3)                             2,285,366       1,278,873       3,148,915       1,305,085         774,477
                                                     ------------      ----------      ----------      ----------      ----------
          Net loss                                     (4,255,096)     (2,388,601)     (5,720,918)     (2,437,558)     (1,459,521)

Parent's investment:
    Beginning of period                                 9,365,094       5,691,422       5,691,422       2,497,253       1,594,249

    Change in due to Tele-Communications,
       Inc. ("TCI")                                     5,500,162       4,697,295       9,394,590       5,631,727       2,362,525
                                                     ------------      ----------      ----------      ----------      ----------
    End of period                                    $ 10,610,160       8,000,116       9,365,094       5,691,422       2,497,253
                                                     ============      ==========      ==========      ==========      ==========



See accompanying notes to combined financial statements.

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                    SIX MONTHS                           YEARS ENDED
                                                                   ENDED JUNE 30,                        DECEMBER 31,
                                                           ----------------------------   ------------------------------------------
                                                               1998            1997          1997            1996            1995
                                                           ------------     -----------   ----------      ----------      ----------
                                                                    (unaudited)
Cash flows from operating activities:
    Net loss                                               $(4,255,096)     (2,388,601)  (5,720,918)     (2,437,558)     (1,459,521)
    Adjustments to reconcile net earnings to net cash
       provided by operating activities:
          Depreciation and amortization                      2,055,139         932,909    1,865,818         482,637         377,260
          Deferred income tax expense (benefit)                 32,994        (193,287)    (386,575)         42,070         118,735
    Changes in operating assets and liabilities:
       Change in receivables, net                             (227,725)         (7,082)     (14,483)             --              --
       Changes in other current assets                              --              --           --              --           5,805
       Change in accounts payable and accrued expenses        (357,224)         48,816      241,890          81,885         128,200
       Changes in deferred revenue                            (499,998)             --      916,667              --              --
                                                           -----------      ----------   ----------      ----------      ----------
             Net cash used by operating activities          (3,251,910)     (1,607,245)  (3,097,601)     (1,830,966)       (829,521)
                                                           -----------      ----------   ----------      ----------      ----------
Cash flows from investing activities:
    Capital expended for support equipment                    (678,761)     (1,185,325)  (2,634,056)       (612,678)       (298,930)
    Capitalized software costs                              (1,569,491)     (1,904,725)  (3,662,933)     (3,104,976)     (1,234,074)
                                                           -----------      ----------   ----------      ----------      ----------
             Net cash used in investing activities          (2,248,252)     (3,090,050)  (6,296,989)     (3,717,654)     (1,533,004)
                                                           -----------      ----------   ----------      ----------      ----------
Cash flows from financing activities:
    Change in due to TCI                                     5,500,162       4,697,295    9,394,590       5,631,727       2,362,525
    Proceeds from debt                                              --              --           --              --              --
    Repayments of debt                                              --              --           --         (83,107)             --
                                                           -----------      ----------   ----------      ----------      ----------
             Net cash used in financing activities           5,500,162       4,697,295    9,394,590       5,548,620       2,362,525
                                                           -----------      ----------   ----------      ----------      ----------
             Net increase (decrease) in cash                        --              --           --              --              --

Cash:
    Beginning of period                                             --              --           --              --              --
                                                           -----------      ----------   ----------      ----------      ----------
    End of period                                          $        --              --           --              --              --
                                                           ===========      ==========   ==========      ==========      ==========
Supplemental disclosure of cash flow information:
    Equipment under capital lease                          $        --              --           --              --          83,107
                                                           ===========      ==========   ==========      ==========      ==========
    Obligation under capital lease                                  --              --           --              --          83,107
                                                           ===========      ==========   ==========      ==========      ==========



See accompanying notes to combined financial statements.

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


(1)    BASIS OF PRESENTATION

       The combined financial statements include the accounts of the Hits Access and Control Division ("The Company") of the National Digital Television Center, Inc. ("NDTC"), which is an indirectly wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"). All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of the Company are referred to as "Parent's Investment."

       The Company provides cable operators and other television service providers with securely encrypted messages to control viewer access all the way to the subscriber set-top box from a single national location, thereby reducing the need for local staffing and headend equipment.

       Effective July 17, 1998, NDTC and General Instrument Corporation ("GI") executed an Asset Purchase Agreement, whereby NDTC exchanged certain operating assets of the Company and other consideration for 21,356,000 shares of GI common stock (the "Purchase Transaction").

       The accompanying interim combined financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of such periods. The results of operations for any interim period are not necessarily indicative of the results of operations for the full year.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (A)   RECEIVABLES
             Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1997 and 1996 was not significant.

       (B)   PROPERTY AND EQUIPMENT
             Property and equipment is stated at cost. Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 7 years for distribution systems.

       (C)   CAPITALIZED SOFTWARE COSTS
             Pursuant to SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, the Company capitalizes certain software development and production costs once technological feasibility has been achieved. The cost of purchased software is capitalized when related to a product which has achieved technological feasibility or that has an alternative future use. Software development costs incurred prior to achieving technological feasibility are charged to expense as incurred. Capitalization of software costs ceases when services are made available to customers. The costs related to modifications of software which provide additional enhancements or functionality are also capitalized.

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


             Capitalized software development and purchased software costs are reported at the lower of unamortized cost or net realizable value. As of June 30, 1998, December 31, 1997 and 1996, unamortized deferred software costs were $7,078,600, $6,973,564 and $4,339,050, respectively. Commencing at initial product release, these costs are amortized based on the straight-line method over an estimated life of three years. During the year ended December 31, 1997, the year of initial product release and the six-months ended June 30, 1998, the Company recorded $1,028,419 and $1,464,455 of amortization of deferred software costs, respectively.

       (D)   IMPAIRMENT OF LONG-LIVED ASSETS

             Management periodically reviews the carrying amounts of property, plant and equipment and its intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

       (E)   REVENUE RECOGNITION

             Authorization revenue is recognized in the period that services are delivered.

       (F)   STATEMENTS OF CASH FLOWS

             Transactions effected through the intercompany account with TCI have been considered constructive cash receipts and payments for purposes of the statements of cash flows.

       (G)   ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)    INCOME TAXES

       The Company's operations were included in the consolidated federal income tax return of TCI. Income tax expense for the Company is based on those items in the consolidated calculation applicable to the Company. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


       allocation is recorded as an increase or decrease in amounts due to TCI. Deferred income taxes are based on the book and tax basis differences of the assets and liabilities within the Company.

       Net deferred income taxes are provided for temporary differences between the financial statement carrying amount of the existing assets and liabilities and their respective tax basis. These temporary differences are comprised of deferred revenue, certain capitalized expenses and property and equipment.

       Income tax (expense) benefit for the years ended December 31, 1997, 1996 and 1995 consists of:


                                    CURRENT         DEFERRED         TOTAL
                                  -----------      ----------      ----------
Year ended December 31, 1997:
     Intercompany allocation      $ 2,762,340              --       2,762,340
     Federal                               --         318,154         318,154
     State and local                       --          68,421          68,421
                                  -----------      ----------      ----------

                                  $ 2,762,340         386,575       3,148,915
                                  ===========      ==========      ==========

Year ended December 31, 1996:
     Intercompany allocation      $ 1,347,155              --       1,347,155
     Federal                               --         (34,624)        (34,624)
     State and local                       --          (7,446)         (7,446)
                                  -----------      ----------      ----------

                                  $ 1,347,155         (42,070)      1,305,085
                                  ===========      ==========      ==========

Year ended December 31, 1995:
     Intercompany allocation      $   893,212              --         893,212
     Federal                               --         (97,720)        (97,720)
     State and local                       --         (21,015)        (21,015)
                                  -----------      ----------      ----------

                                  $   893,212        (118,735)        774,477
                                  ===========      ==========      ==========


                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


       Income tax (expense) benefit differs from the amounts computed by applying the federal income tax rate of 35% as a result of the following:


                                                         YEARS ENDED DECEMBER 31,
                                                 ---------------------------------------
                                                    1997           1996           1995
                                                 ----------     ----------      --------
Computed "expected" tax benefit                  $3,104,441      1,309,925       781,899
State and local income taxes, net of federal
income tax (expense) benefit                         44,474         (4,840)       (7,422)
                                                 ----------     ----------      --------

                                                 $3,148,915      1,305,085       774,477
                                                 ==========     ==========      ========


       The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at December 31, 1997 and 1996 are presented below:


                                                            DECEMBER 31,
                                                      -----------------------
                                                        1997           1996
                                                      ---------      --------
Deferred tax assets:
    Revenue deferred for book purposes                $ 362,542            --
    Capitalized software, principally due
       to differences in amortization                    90,261            --
                                                      ---------      --------

          Total gross deferred tax assets               452,803            --

Deferred tax liabilities, property and equipment,
principally due to differences in depreciation         (312,051)     (245,823)
                                                      ---------      --------

       Net deferred tax asset (liability)             $ 140,752      (245,823)
                                                      =========      ========


(4)    RELATED PARTY TRANSACTIONS

       The Company provided encryption and authorization services to TCI, pursuant to an intercompany arrangement, which totaled $1,674,912, $1,877,648 and $1,877,052 for years ended December 31, 1997, 1996 and
       1995 and $1,165,515 and $815,745 for the six-months ended June 30, 1998 and 1997, respectively.

       The Company was allocated total rent expense of $114,248, $93,544 and $90,834 for the years ended December 31, 1997, 1996 and 1995 and $62,661 and $57,124 for the six-months ended June 30, 1998 and 1997, respectively.

       The Company was allocated corporate overhead expense of $952,845, $473,850 and $408,153 for the years ended December 31, 1997, 1996 and 1995 and $399,927 and $236,925 for the six-months ended June 30, 1998 and 1997, respectively.

                        HITS ACCESS AND CONTROL DIVISION
             (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


(5)    YEAR 2000

       TCI formed a Year 2000 Program Management Office (the "PMO") to organize and manage its Year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on TCI's Year 2000 remediation efforts, including the Year 2000 remediation efforts of the Company prior to the Purchase Transaction. Subsequent to the date of the Purchase Transaction, the Year 2000 remediation efforts of the Company are no longer the responsibility of TCI, NDTC or the PMO.

       The failure to correct a material Year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that the Company's systems or the systems of other companies on which the Company relies will be converted in time or that any such failure to convert by the Company or other companies will not have a material adverse effect on its financial position, results of operations or cash flows.

                         GENERAL INSTRUMENT CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


      The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") are based on General Instrument Corporation's (the "Company") audited consolidated financial statements for the year ended December 31, 1997 and the unaudited consolidated financial statements as of and for the six months ended June 30, 1998, adjusted to give effect to the acquisition of certain HITS Access and Control Division ("HITS") assets by the Company in connection with the Asset Purchase Agreement, dated June 17, 1998, between the Company and two affiliates of TCI, TCIVG-GIC, Inc. and NDTC Technology, Inc., collectively, TCI (the "Asset Purchase Agreement").

      The Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if it had occurred as of June 30, 1998. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 include the results of the HITS business prior to the acquisition by the Company of certain HITS assets ("Historical HITS") as if such acquisition had occurred as of the beginning of the earliest period presented. The adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the acquisition in fact occurred on such dates or to project the Company's results of operations for any future period or financial condition at any future date. The Pro Forma Financial Statements should be read in conjunction with the Company's 1997 annual report on Form 10-K, as amended, and the Company's Form 10-Q, as amended, for the period ended June 30, 1998.

                         GENERAL INSTRUMENT CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                          HISTORICAL                         PRO FORMA
                                                           JUNE 30,         PRO FORMA         JUNE 30,
                                                            1998         ADJUSTMENTS (1)       1998
                                                          -----------    ---------------    -----------
ASSETS

Cash and cash equivalents                                 $    82,854                       $    82,854
Short-term investments                                         25,659                            25,659
Accounts receivable                                           323,000                           323,000
Inventories                                                   261,031                           261,031
Deferred income taxes                                         121,494                           121,494
Other current assets                                           14,112                            14,112
                                                          -----------      -----------      -----------
     Total current assets                                     828,150               --          828,150
Property, plant and equipment, net                            226,918            2,000          228,918
Intangibles                                                    76,171          427,532          503,703
Excess of cost over fair value of net assets acquired         457,418                           457,418
Deferred income taxes                                          19,889                            19,889
Investments and other assets                                   84,723                            84,723
                                                          -----------      -----------      -----------
TOTAL ASSETS                                              $ 1,693,269      $   429,532      $ 2,122,801
                                                          ===========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                          $   203,780                           203,780
Other accrued liabilities                                     170,993                           170,993
                                                          -----------      -----------      -----------
     Total current liabilities                                374,773               --          374,773

Deferred income taxes                                           5,663           29,716           35,379
Other non-current liabilities                                  62,525                            62,525
                                                          -----------      -----------      -----------
     Total liabilities                                        442,961           29,716          472,677
                                                          -----------      -----------      -----------

Commitments and contingencies

Stockholders' Equity:
Preferred Stock                                                    --                                --
Common Stock                                                    1,517              213            1,730
Additional paid-in capital                                  1,282,428          442,923        1,725,351
Note receivable from stockholder                                   --          (43,320)         (43,320)
Accumulated deficit                                           (49,165)                          (49,165)
Accumulated other comprehensive income                         15,530                            15,530
                                                          -----------      -----------      -----------
                                                            1,250,310          399,816        1,650,126
Less - Treasury Stock, at cost                                     (2)                               (2)
                                                          -----------      -----------      -----------
Total stockholders' equity                                  1,250,308          399,816        1,650,124
                                                          -----------      -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 1,693,269      $   429,532      $ 2,122,801
                                                          ===========      ===========      ===========


(1) Reflects the allocation of purchase price paid related to the fair value of certain assets acquired in connection with the Asset Purchase Agreement. In exchange for 21.4 million restricted shares of Company Common Stock, the Company received fixed assets valued at $2 million, a license to certain intellectual property from TCI valued at $428 million and a $50 million note receivable payable over a five year period. With respect to this acquisition, a deferred tax liability was recorded to reflect a basis difference in the assets acquired, primarily the license. The present value of the $50 million note receivable ($43 million) was recorded as a reduction of stockholders' equity. The purchase price was computed by multiplying the number of Company common shares by the per share trading price of the shares on the transaction date, reduced by a 10% discount to reflect the restrictions associated with the shares, adjusted for the $50 million reduction in purchase price related to the note receivable discussed above.

                         GENERAL INSTRUMENT CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNLESS OTHERWISE NOTED)


                                                                           YEAR ENDED DECEMBER 31, 1997
                                                      -------------------------------------------------------------------
                                                       HISTORICAL      HISTORICAL          PRO FORMA           PRO FORMA
                                                        COMPANY           HITS            ADJUSTMENTS           COMPANY
                                                      ------------     ----------         -----------         -----------
NET SALES                                              $ 1,764,088      $   2,101                             $ 1,766,189
Cost of sales                                            1,336,482          6,573                (469)(1)       1,342,586
                                                       -----------      ---------         -----------         -----------
GROSS PROFIT                                               427,606         (4,472)                469             423,603

OPERATING EXPENSES:
    Selling, general and administrative                    215,404          4,398                                 219,802
    Research and development                               207,826                                                207,826
    Amortization of excess of cost over fair value
       of net assets acquired                               14,571                                                 14,571
                                                       -----------      ---------         -----------         -----------
         Total operating expenses                          437,801          4,398                  --             442,199

OPERATING INCOME (LOSS)                                    (10,195)        (8,870)                469             (18,596)
Other income - net                                           5,766                                                  5,766
Interest expense - net                                      (5,210)                                                (5,210)
                                                       -----------      ---------         -----------         -----------

INCOME (LOSS) BEFORE INCOME TAXES                           (9,639)        (8,870)                469             (18,040)
(Provision) benefit for income taxes                        (6,474)         3,149                  43(2)           (3,282)
                                                       -----------      ---------         -----------         -----------

NET INCOME (LOSS)                                      $   (16,113)     $  (5,721)        $       512         $   (21,322)
                                                       ===========      =========         ===========         ===========

PRO FORMA LOSS PER SHARE - BASIC AND DILUTED           $     (0.11)                                           $     (0.13)
                                                       ===========                                            ===========

PRO FORMA WEIGHTED-AVERAGE SHARES OUTSTANDING              147,523                                                168,879 (3)



(1) Adjustment includes a reduction of depreciation expense of approximately $.2 million since the Company acquired only certain HITS fixed assets. Adjustments also reflect the elimination of amortization of capitalized software costs of $1 million and the recording of amortization expense of $.7 million related to the license acquired by the Company. The cost of the license is being amortized by the Company over its 20-year term based on the expected revenue stream. The revenue earned from the license is solely dependent on the Company's deployment of digital terminals. Such deployment is expected to rise significantly during the 20-year term. The Company expects revenues to rise from its current levels to approximately $44 million by 2002 to approximately $70 million by 2007 to approximately $80 million per annum during the last seven years of the 20-year license term. The Company believes the expected revenue stream is a reliable measure of the future benefit of the license both in the aggregate and in terms of the periods to which such benefit will be realized. Accordingly, the Company believes this method of amortization is a more appropriate method than straight-line. At each reporting date, the Company's method of amortization requires the determination of a fraction, the numerator of which is the actual revenues for the period and the denominator of which is the expected revenues from the license during its 20-year term. This method results in any variation from original estimates being recognized in the current period in a manner consistent with a units-of-production method of depreciation.

(2) Represents the tax adjustment necessary to reflect the HITS results, as adjusted, at 38%, the Company's combined tax rate.

(3) Pro forma weighted-average shares have been adjusted to reflect the 21.4 million shares issued in connection with the Asset Purchase Agreement.

                         GENERAL INSTRUMENT CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNLESS OTHERWISE NOTED)


                                                                      SIX MONTHS ENDED JUNE 30,1998
                                                      -------------------------------------------------------------
                                                      HISTORICAL         HISTORICAL     PRO FORMA         PRO FORMA
                                                       COMPANY              HITS       ADJUSTMENTS         COMPANY
                                                      ----------         ----------    -----------        ---------

NET SALES                                              $ 905,425         $   1,947                        $ 907,372
Cost of sales                                            671,316             6,497         (1,046)(1)       676,767
                                                       ---------         ---------      ---------         ---------
GROSS PROFIT                                             234,109            (4,550)         1,046           230,605

OPERATING EXPENSES:
    Selling, general and administrative                  101,768             1,990                          103,758
    Research and development                             158,169                                            158,169
    Amortization of excess of cost over fair value
       of net assets acquired                              7,123                                              7,123
                                                       ---------         ---------      ---------         ---------
         Total operating expenses                        267,060             1,990             --           269,050

OPERATING INCOME (LOSS)                                  (32,951)           (6,540)         1,046           (38,445)
Other income - net                                        (9,804)                                            (9,804)
Interest expense - net                                    (1,264)                                            (1,264)
                                                       ---------         ---------      ---------         ---------

INCOME (LOSS) BEFORE INCOME TAXES                        (44,019)           (6,540)         1,046           (49,513)
(Provision) benefit for income taxes                      14,090             2,285           (197)(2)        16,178
                                                       ---------         ---------      ---------         ---------

NET INCOME (LOSS)                                      $ (29,929)        $  (4,255)     $     849         $ (33,335)
                                                       =========         =========      =========         =========

LOSS PER SHARE - BASIC AND DILUTED                     $   (0.20)
                                                       =========

WEIGHTED-AVERAGE SHARES OUTSTANDING                      150,450

PRO FORMA LOSS PER SHARE - BASIC AND DILUTED                                                              $   (0.19)
                                                                                                          =========

PRO FORMA WEIGHTED-AVERAGE SHARES OUTSTANDING                                                               171,806 (3)



(1) Adjustment includes a reduction of depreciation expense of approximately $.3 million since the Company acquired only certain HITS fixed assets. Adjustments also reflect the elimination of amortization of capitalized software costs of $1.5 million and the recording of amortization expense of $.7 million related to the license acquired by the Company. The cost of the license is being amortized by the Company over its 20-year term based on the expected revenue stream. The revenue earned from the license is solely dependent on the Company's deployment of digital terminals. Such deployment is expected to rise significantly during the 20-year term. The Company expects revenues to rise from its current levels to approximately $44 million by 2002 to approximately $70 million by 2007 to approximately $80 million per annum during the last seven years of the 20-year license term. The Company believes the expected revenue stream is a reliable measure of the future benefit of the license both in the aggregate and in terms of the periods to which such benefit will be realized. Accordingly, the Company believes this method of amortization is a more appropriate method than straight-line. At each reporting date, the Company's method of amortization requires the determination of a fraction, the numerator of which is the actual revenues for the period and the denominator of which is the expected revenues from the license during its 20-year term. This method results in any variation from original estimates being recognized in the current period in a manner consistent with a units-of-production method of depreciation.

(2) Represents the tax adjustment necessary to reflect the HITS results, as adjusted, at 38%, the Company's combined tax rate.

(3) Pro forma weighted-average shares have been adjusted to reflect the 21.4 million shares issued in connection with the Asset Purchase Agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        GENERAL INSTRUMENT CORPORATION
                                        (Registrant)


                                        By: /s/ Robert A. Scott
                                            -------------------------------
                                            Robert A. Scott
                                            Senior Vice President,
                                              General Counsel and Secretary

Date: April 2, 1999